UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2013

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 17, 2013, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which Interleukin sold securities to the Purchasers in a private placement transaction (the “Offering”). Immediately prior to the closing of the Offering, and in accordance with the terms of the Purchase Agreement, all outstanding shares of the Company’s Series A-1 convertible preferred stock, $0.001 par value per share (the “Series A-1 Preferred Stock”) and the Company’s Series B convertible preferred stock, $0.001 par value per share (the “Series B Preferred Stock”), were converted (the “Preferred Stock Conversion”) into shares of the Company’s common stock, $0.001 par value per share. Accordingly, the Company currently has no outstanding preferred stock.

In connection with the Preferred Stock Conversion, following authorization from the Company’s Board of Directors on May 30, 2013, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware on May 31, 2013 (the “Certificate of Elimination”), which was effective upon filing. The Certificate of Elimination eliminates from the Company’s Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series A-1 Preferred Stock and the Series B Preferred Stock and returns all such shares to the status of authorized and unissued shares of the preferred stock of the Company, without designation as to series. A copy of the Certificate of Elimination has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Elimination of the Series A-1 Preferred Stock and Series B Preferred Stock of Interleukin Genetics, Inc., dated May 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: June 5, 2013	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer